UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ _ ]

Check the appropriate box:

[ _ ] Preliminary Proxy Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ _ ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[ _ ] Soliciting Material Pursuant to Section 240.14a-12

Chesapeake Utilities Corporation
(Name of Registrant as Specified In Its Charter)

_____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[ _ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

____________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

____________________________________________________________________________________________________________

(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

____________________________________________________________________________________________________________

(5)	Total fee paid:

____________________________________________________________________________________________________________

[ _ ]	Fee paid previously with preliminary materials.

[ _ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

____________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

____________________________________________________________________________________________________________

(3)	Filing Party:

____________________________________________________________________________________________________________

(4)	Date Filed:

____________________________________________________________________________________________________________

Chesapeake Utilities Corporation (the Company) has prepared and is currently distributing to the Company’s shareholders, a copy of the Stock Performance Graph that was inadvertently not included in the 2006 Annual Report to Shareholders. A copy of the letter and the addendum to the Annual Report are shown below.

[Chesapeake Utilities Corporation Logo]

April 19, 2007

Dear Stockholder:

As a result of a new Securities and Exchange Commission (SEC) rule, the Stock Performance Graph is now required to be placed in the Annual Report to Shareholders rather than the Proxy Statement. While we included this Graph in our Annual Report on Form 10-K to the SEC, we inadvertently did not include the Graph in the Company’s 2006 Annual Report to Shareholders. We are providing this information to you as an addendum to our Annual Report, with the intention that it be part of that report.

As a reminder, we encourage you to vote your shares of the Company’s common stock via one of the methods provided in our Notice of 2007 Annual Meeting and Proxy Statement that was mailed to you earlier this month - via telephone, internet, mail or through your broker (if you own shares beneficially through a bank, broker, other institution, etc.). You also have the capability to revoke a voted submitted by proxy at any time before voting is declared closed at the Annual Meeting, by submitting another timely and later dated proxy by telephone; the internet; delivery of a subsequent proxy executed by the same person that executed the prior proxy; delivery of a written statement to my attention, 909 Silver Lake Boulevard, Dover, DE 19904; or attendance at the Annual Meeting of Stockholders and voting in person.

Sincerely,

/s/ Beth W. Cooper
Beth W. Cooper
Corporate Secretary

Addendum to the 2006 Annual Report to Shareholders

The Stock Performance Graph compares cumulative total shareholder return on a hypothetical investment in the Company’s common stock during the five fiscal years ended December 31, 2006, with the cumulative total shareholder return on a hypothetical investment in both (i) the S&P 500 Index and (ii) an industry index consisting of 30 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. The comparison assumes $100 was invested on December 31, 2001 in the Company’s common stock and in each of the foregoing indices and assumes reinvested dividends.

Cumulative Total Stockholder Return
	2001	2002	2003	2004	2005	2006
Chesapeake	$ 100	$ 98	$ 145	$ 155	$ 186	$ 192
Industry Index*	$ 100	$ 96	$ 121	$ 156	$ 200	$ 236
S & P 500	$ 100	$ 78	$ 100	$ 111	$ 116	$ 134

*The thirty companies in the C.A. Turner industry index include AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, Inc., El Paso Corporation, Energen Corporation, Energy West, Inc., EnergySouth. Inc., Equitable Resources, Inc., KeySpan Corporation, Kinder Morgan, Inc., The Laclede Group, Inc., National Fuel Gas Company, New Jersey Resources Corporation, NICOR, Inc., Northwest Natural Gas Company, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwest Energy Company, UGI Corporation, WGL Holdings, Inc., and The Williams Companies, Inc.